UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report May 10, 2016

Commission File Number  000-27261

CH2M HILL Companies, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	93-0549963
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

9191 South Jamaica Street,
Englewood, CO	80112-5946
(Address of principal executive offices)	(Zip Code)

(303) 771-0900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 10, 2016, CH2M HILL Companies, Ltd. (“CH2M”) held its Annual Meeting of Stockholders (the “Meeting”).  The total number of shares of CH2M’s common stock and Class A Preferred Stock present at the Meeting in person or by proxy was 22,759,705.579.  This represented 76.5% of the 29,745,735.552 combined shares of common stock and Class A Preferred Stock entitled to vote at the Meeting as of the record date, and constituted a quorum.  In accordance with Item 5.07 of Form 8-K, the results of the matters voted on are set forth below.

Proposal 1. Election of Directors.

The stockholders elected all six director nominees to serve a three year term expiring in 2019.  The voting results were as follows:

Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
Malcolm Brinded	21,899,217.862	467,160.115	393,327.602	0
Jacqueline C. Hinman	22,305,349.181	345,075.052	109,281.346	0
Scott Kleinman	21,680,531.036	461,514.043	617,660.500	0
Gregory T. McIntyre	22,346,459.839	311,074.915	102,170.825	0
Antoine G. Munfakh	21,450,789.281	639,798.968	669,117.330	0
Thomas L. Pennella	21,832,261.695	539,271.557	388,172.327	0

Proposal 2.  Ratification of the Appointment of CH2M’s Independent Auditors.

The stockholders ratified the selection of KPMG LLP as CH2M’s independent auditors for the fiscal year ending December 30, 2016.  The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,494,571.984	209,702.175	55,431.420	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, CH2M has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CH2M HILL COMPANIES, LTD.

Date: May 11, 2016	By:	/s/ Thomas M. McCoy
Thomas M. McCoy

Its: Executive Vice President, General Counsel and Corporate Secretary